Rule 424(B)(3)
                          Registration No. 33-33253
PRICING SUPPLEMENT NO. 36 DATED FEBRUARY 23, 1996
TO PROSPECTUS DATED APRIL 21, 1995 AND PROSPECTUS SUPPLEMENT DATED APRIL 21,1995

              THE QUAKER OATS COMPANY
            MEDIUM TERM NOTES, SERIES D
                    (FIXED RATE)
____________________________________________________________________________
Principal Amount: $10,000,000            Issue Date: FEBRUARY 28, 1996
Issue Price: 100%                  Stated Maturity: FEBRUARY 28, 2006
Commission of Selling Agents: $60,000    Specified Currency: U.S. Dollars
Net Proceeds to Issuer: $9,940,000 Form:       _X_Global
Interest Rate: 6.48%                           ___Certificated
Selling Agents: GOLDMAN SACHS
Trade Date: FEBRUARY 23, 1996
____________________________________________________________________________

Interest Payment Dates:                        Amortizing Notes:
  _X__As specified in Prospectus Supplement    ____Yes
  ____Other (specify)________________          _X__No
Regular Record Date:                           Each payment of principal of,
  _X__As specified in Prospectus Supplement    and interest on, the Notes will
  ____Other (specify)________________          be made:  ____Quarterly
Original Issue Discount Note:                       ____Semiannually
  ____Yes _X__No
Original Issue Discount: __________%           Interest rate may be reset:
Yield to Maturity: _________%                    ____Yes _X__No
                          Terms of reset:
Repurchase Price (for Discount Securities): Redemption Information:

Other Provisions:                          Repayment Information:

____________________________________________________________________________
The aggregate principal amount of this offering is U.S. $10,000,000 and relates only to Pricing Supplement No. 36. Medium-Term Notes, Series D, may be issued by the Company in the aggregate principal amount of up to U.S. $400,000,000 or the equivalent in foreign currencies or foreign currency units. To date, including this offering, an aggregate of U.S. $341,000,000 or the equivalent in foreign currency or foreign currency units of Medium-Term Notes, Series D, have been issued.

____________________________________________________________________________

TYPE OF SALE:             IF PRINCIPAL TRANSACTION, REOFFERING AT:
__X__As Agent             ____varying prices related to prevailing
__ __As Principal         market prices at the time of resale
                          ____fixed public offering price
                          of ____________% of Principal Amount
____________________________________________________________________________

[Insert additional tax disclosure, if necessary]